EXHIBIT 107

Calculation of Filing Fee Table

Form S-1

Aether Holdings, Inc.

Table 1. Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price (1)	Fee Rate	Amount of Registration Fee(2)
Fees to Be Paid	Equity	Common Stock, par value $0.001 per share	457	(o)			$9,000,000	.00015310	$1,377.90

Fees to Be Paid	Equity	Underwriters’ Warrants(4)	457	(g)	-	-	-	-	-

Fees to Be Paid	Equity	Common stock underlying the Underwriters’ Warrants(5)	457	(o)			$630,000	.00015310	$96.45

Fees to Be Paid	Equity	Common Stock, par value $0.001 per share(6)	457	(o)	1,720,256	$5.00	$8,601,280	.00015310	$1,316.00

Fees Previously Paid									0

Carry Forward Securities: None

Total Offering Amounts(3)	$18,231,280.00	$2,790.35
Total Fees Previously Paid		$0
Total Fee Offsets		$0
Net Fee Due		$2,790.35

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. Includes the common stock underlying underwriter’s warrants and the offering price attributable to additional common stock that the underwriter has the option to purchase to cover over-allotments, if any.
(2)	Calculated pursuant to Rule 457(o) under the Securities Act, based on an estimate of the proposed maximum aggregate offering price.
(3)	Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional common stock as may be issued after the date hereof as a result of share sub-divisions, share capitalization or similar transactions.
(4)	No fee required pursuant to Rule 457(g) under the Securities Act.
(5)	Represents common stock underlying warrants issuable to the underwriter to purchase a number of common stock equal to 7% of the total number of common stock sold in this offering, excluding the underwriter’s over-allotment option, at an exercise price equal to 100% of the public offering price of the common stock sold in this offering.
(6)	This registration statement also covers the resale of 2,064,296 shares of common stock by the selling stockholders as named in the registration statement. Assumes an offering price of $5.00, which is estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.